FIGS Releases Fourth Quarter and Full Year 2025 Financial Results

Exceeded Top and Bottom Line Expectations
Grew Q4 2025 Net Revenues 33.0% to a Record $201.9 Million
Achieved Q4 2025 Net Income Margin of 9.2% and Adjusted EBITDA Margin of 13.2%
Plans Low Double-Digit Net Revenues Growth and Margin Expansion in FY 2026
SANTA MONICA, Calif., February 26, 2026 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its fourth quarter and full year 2025 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

Fourth Quarter 2025 Financial Highlights

•Net revenues were $201.9 million, an increase of 33.0% year over year, primarily due to an increase in orders from new and existing customers and higher average order value (“AOV”).(1)
•Scrubwear net revenues were $154.9 million, an increase of 35.1% year over year.
•Non-scrubwear net revenues were $47.0 million, an increase of 26.4% year over year.
•U.S. net revenues were $164.2 million, an increase of 28.7% year over year.
•International net revenues were $37.7 million, an increase of 55.1% year over year.
•Gross margin was 62.9%, a decrease of 440 basis points year over year, reflecting higher tariffs and lapping the benefit from duty drawback claims in the same period last year. Additionally, results reflect a $5.6 million inventory write-off recorded during the period. These headwinds were partially offset by a lower discount rate in the period, as well as favorable freight rates.
•Operating expenses were $108.3 million, an increase of 16.0% year over year. As a percentage of net revenues, operating expenses decreased to 53.6% from 61.4% in the same period last year, primarily due to lower stock-based compensation expense, lower fulfillment and shipping expenses, and fixed cost leverage.
•Net income was $18.5 million, or $0.10 in diluted earnings per share, compared to net income of $1.9 million, or $0.01 in diluted earnings per share, in the same period last year.
•Net income margin(2) was 9.2%, as compared to 1.2% in the same period last year.
•Adjusted EBITDA(3) was $26.7 million, an increase of $5.7 million year over year.
•Adjusted EBITDA margin(2)(3) was 13.2%, as compared to 13.9% in the same period last year.

“FIGS’ fourth quarter performance capped off a remarkable 2025, driven by execution that gained steady momentum throughout the year,” said Trina Spear, Chief Executive Officer and Co-Founder. “Our 33% surge in Q4 net revenues was driven by successes across virtually every part of the business, while also lowering our discount rate for the period. With the COVID overhang past us and the structural advantages of this industry as tailwinds, we’re excited to see our sustained success over the past few quarters continue into 2026. The opportunity to serve healthcare professionals globally is massive, and no one is better positioned than FIGS to capitalize on it.”

Full Year 2025 Financial Highlights

•Net revenues were $631.1 million, an increase of 13.6% year over year, primarily driven by an increase in orders from new and existing customers and higher AOV.(3)
•Scrubwear net revenues were $508.9 million, an increase of 14.3% year over year.
•Non-scrubwear net revenues were $122.2 million, an increase of 10.6% year over year.
•U.S. net revenues were $527.5 million, an increase of 11.2% year over year.
•International net revenues were $103.6 million, an increase of 27.5% year over year.
•Gross margin was 66.5%, a decrease of 110 basis points year over year, primarily due to higher tariffs and the inventory write-off recorded in Q4 2025, partially offset by a lower discount rate.
•Operating expenses were $381.7 million, an increase of 2.2% year over year. As a percentage of net revenues, operating expenses decreased to 60.5% from 67.2% in the same period last year, primarily due to lower stock-based compensation expense, lower fulfillment expenses and higher brand marketing expenses in the prior year related to our 2024 Olympics campaign.
•Net income was $34.3 million, or $0.19 in diluted earnings per share, compared to net income of $2.7 million, or $0.02 in diluted earnings per share, in the same period last year.
•Net income margin(2) was 5.4%, as compared to 0.5% in the same period last year.
•Adjusted EBITDA(3) was $74.5 million, an increase of $22.7 million year over year.
•Adjusted EBITDA margin(2)(3) was 11.8%, as compared to 9.3% in the same period last year.
•Free Cash Flow(3) was $53.0 million.

Full Year 2025 Key Operating Metrics
•Active customers(1) as of December 31, 2025 increased 9.4% year over year to 2.9 million.
•Net revenues per active customer(1) was $216, an increase of 3.8% year over year.
•AOV(1) was $120, an increase of 6.2% year over year, primarily driven by higher average unit retail due to product mix, higher units per transaction, and favorable discount and return rates.

Full Year 2026 Financial Outlook

Net Revenues growth vs. 2025	up 10% to 12%

Adjusted EBITDA Margin(2)(4)	12.7% to 12.9%

Sarah Oughtred, Chief Financial Officer, commented, “We exited 2025 with tremendous demand momentum, improving profitability and record cash on the balance sheet—each measure well ahead of expectations and a testament to the strength of our strategy and execution of our team. Our success positions us for a great 2026 with continuing growth from the core foundational elements of our business as well as from International, TEAMS and Community Hubs. Given our momentum and while still adopting a prudent mindset, we expect top line growth in 2026 of 10-12%, including growth in the low-20% range for Q1. At the same time, we expect increased profitability, even with the latest announcement calling for 15% global tariffs. Finally, our balance sheet remains a source of strength and financial flexibility, and we expect that to improve even further with strong cash flow driving expanded shareholder value.”

(1) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(2) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(3) “Adjusted EBITDA,” “adjusted EBITDA margin” and “free cash flow” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-646-844-6383 (US) or 1-833-470-1428 (International) and the conference ID 223631. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on March 5, 2026. To access the replay, please dial 1-929-458-6194 (US) or 1-866-813-9403 (International) and the conference ID 957212. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of December 31, 2025 and 2024, respectively, net revenues per active customer as of December 31, 2025 and 2024, respectively, and average order value for the years ended December 31, 2025 and 2024, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals both in the U.S. and internationally. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s tailwinds, the Company’s opportunity and positioning to serve healthcare professionals globally; the Company’s expectations for 2026 with continuing growth from the core foundational elements of its business and from International, TEAMS and Community Hubs; the Company’s expectation of topline growth in 2026 of 10-12%, including its growth expectations in the low-20% range for Q1; the Company’s expectation of increased profitability; the Company’s tariff expectations; the Company’s expectations regarding its balance sheet; the Company’s expectation that strong cash flow will drive expanded shareholder value; and the information under the section titled “Full Year 2026 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2026; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s fulfillment operations; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the impact of global trade policy on the Company’s ability to source and distribute its products; the fluctuating costs of raw materials; the Company’s ability to executed on its B2B growth strategy; the Company’s ability to execute on its retail growth strategy; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission (“SEC”), and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$81,985	$85,645
Short-term investments	218,863	159,469
Accounts receivable	6,271	8,625
Inventory, net	127,966	115,759
Prepaid expenses and other current assets	12,200	13,268
Total current assets	447,285	382,766
Non-current assets
Property and equipment, net	33,938	35,274
Operating lease right-of-use assets	57,134	50,497
Deferred tax assets	12,187	11,643
Investment in equity securities	27,735	27,534
Other assets	1,717	2,073
Total non-current assets	132,711	127,021
Total assets	$579,996	$509,787
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,187	$9,401
Operating lease liabilities	8,175	10,596
Accrued expenses	20,529	42,316
Accrued compensation and benefits	17,194	5,689
Sales tax payable	4,266	3,705
Gift card liability	12,117	9,604
Deferred revenue	3,990	4,612
Returns reserve	4,171	3,873
Income tax payable	1,894	346
Total current liabilities	90,523	90,142
Non-current liabilities
Operating lease liabilities, non-current	51,829	42,430
Other non-current liabilities	182	83
Total liabilities	142,534	132,655
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 157,559,556 and 154,003,352 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	16	15
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 8,283,641 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of December 31, 2025 and December 31, 2024; zero shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	338,526	312,622
Accumulated other comprehensive income	196	21
Retained earnings	98,724	64,474
Total stockholders’ equity	437,462	377,132
Total liabilities and stockholders’ equity	$579,996	$509,787

FIGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)
Net revenues	$201,896	$151,832	$631,098	$555,558
Cost of goods sold	74,830	49,636	211,259	179,935
Gross profit	127,066	102,196	419,839	375,623
Operating expenses
Selling	42,899	37,917	145,851	141,909
Marketing	28,326	19,788	93,105	88,566
General and administrative	37,033	35,591	142,736	142,883
Total operating expenses	108,258	93,296	381,692	373,358
Net income from operations	18,808	8,900	38,147	2,265
Other income, net
Interest income	2,238	2,639	8,748	11,242
Other income	307	841	312	833
Total other income, net	2,545	3,480	9,060	12,075
Net income before provision for income taxes	21,353	12,380	47,207	14,340
Provision for income taxes	2,846	10,495	12,957	11,620
Net income	$18,507	$1,885	$34,250	$2,720
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.11	$0.01	$0.21	$0.02
Diluted earnings per share	$0.10	$0.01	$0.19	$0.02
Weighted-average shares outstanding—basic	165,003,284	166,343,035	163,462,072	169,201,983
Weighted-average shares outstanding—diluted	190,008,150	178,588,552	179,486,886	180,102,840

FIGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$34,250	$2,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,035	6,694
Deferred income taxes	(544)	6,648
Non-cash operating lease cost	9,996	8,483
Stock-based compensation	26,874	42,673
Accretion of discount and accrued interest on available-for-sale securities	(3,727)	(6,499)
Changes in operating assets and liabilities:
Accounts receivable	2,354	(1,219)
Inventory	(12,207)	3,281
Prepaid expenses and other current assets	1,068	(2,544)
Other assets	356	(737)
Accounts payable	8,757	(5,332)
Accrued expenses	(21,289)	33,950
Accrued compensation and benefits	11,505	(1,623)
Sales tax payable	561	556
Gift card liability	2,513	1,364
Deferred revenue	(622)	2,452
Returns reserve	298	884
Income tax payable	1,548	(2,211)
Operating lease liabilities	(9,655)	(8,278)
Other non-current liabilities	99	(100)
Net cash provided by operating activities	61,170	81,162
Cash flows from investing activities:
Purchases of property and equipment	(8,168)	(17,021)
Purchases of available-for-sale securities	(256,992)	(246,949)
Maturities of available-for-sale securities	201,400	196,580
Purchase of investment in equity securities	(201)	(27,534)
Net cash used in investing activities	(63,961)	(94,924)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(2,688)	(45,454)
Proceeds from stock option exercises and employee stock purchases	1,718	438
Issuance of Class A Common Stock upon vesting of restricted stock	1	—
Issuance of Class A Common Stock in exchange for services	—	250
Net cash used in financing activities	(969)	(44,766)
Effect of foreign currency exchange rate changes on cash and cash equivalents	100	—
Net decrease in cash and cash equivalents	(3,660)	(58,528)
Cash and cash equivalents, beginning of period	$85,645	$144,173
Cash and cash equivalents end of period	$81,985	$85,645

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except margin)
Net income	$18,507	$1,885	$34,250	$2,720
Add (deduct):
Other income, net	(2,545)	(3,481)	(9,060)	(12,075)
Provision for income taxes	2,846	10,494	12,957	11,620
Depreciation and amortization expense(1)	2,557	1,847	9,035	6,694
Stock-based compensation and related expense(2)	5,369	10,331	27,304	42,837
Adjusted EBITDA(3)	$26,734	$21,076	$74,486	$51,796

Net Revenues	$201,896	$151,832	$631,098	$555,558
Net income margin(4)	9.2%	1.2%	5.4%	0.5%
Adjusted EBITDA Margin	13.2%	13.9%	11.8%	9.3%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) For the year ended December 31, 2025, reflects $171,000 of stock-based compensation expense and payroll taxes inadvertently not reflected in our previously disclosed Adjusted EBITDA results for the three months ended March 31, 2025.
(4) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended December 31,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$61,170	$81,162
Less: capital expenditures	(8,168)	(17,021)
Free cash flow	$53,002	$64,141

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of December 31, 2025 and 2024, respectively, net revenues per active customer as of December 31, 2025 and 2024, respectively, and average order value for the years ended December 31, 2025 and 2024, respectively, are presented in the following tables:

	As of December 31,
	2025	2024
	(in thousands)
Active customers	2,921	2,670

	As of December 31,
	2025	2024
Net revenues per active customer	$216	$208

	Year ended December 31,
	2025	2024
Average order value	$120	$113

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)

The following table presents the disaggregation of the Company’s net revenues for the years and three months ended December 31, 2025 and December 31, 2024:

	Year ended December 31,		Change
	2025	2024	%
By geography:
United States	$527,466	$474,305	11.2%
Rest of the world	103,632	81,253	27.5%
	$631,098	$555,558	13.6%
By product:
Scrubwear	$508,902	$445,112	14.3%
Non-Scrubwear	122,196	110,446	10.6%
	$631,098	$555,558	13.6%

	Three months ended December 31,		Change
	2025	2024	%
	(Unaudited)
By geography:
United States	$164,156	$127,504	28.7%
Rest of the world	37,740	24,328	55.1%
	$201,896	$151,832	33.0%
By product:
Scrubwear	$154,903	$114,653	35.1%
Non-Scrubwear	46,993	37,179	26.4%
	$201,896	$151,832	33.0%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com